SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                             TREGA BIOSCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                [GRAPHIC OMITTED]


                             9880 Campus Point Drive
                           San Diego, California 92121
                                 (619) 410-6500




                                                                  April 21, 1999




Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of Trega Biosciences, Inc. which will be held on Tuesday, May 18, 1999, at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 9880 Campus Point Drive, San Diego, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the 1998 Annual Report to Stockholders is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.



                                           Sincerely yours,


                                           /s/ MICHAEL G. GREY

                                           Michael G. Grey
                                           President and Chief Executive Officer

                             TREGA BIOSCIENCES, INC.

                                 --------------

                    Notice of Annual Meeting of Stockholders
                             to be held May 18, 1999

                                 --------------

To the Stockholders of Trega Biosciences, Inc.:

     The Annual Meeting of Stockholders of Trega Biosciences, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters located at 9880 Campus Point Drive, San Diego, California, on Tuesday, May 18, 1999, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

     1.   To elect two Directors (two Class II Directors);

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Stockholders of record as of the close of business on April 1, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for the ten days immediately preceding the Annual Meeting at the Office of the Secretary, Trega Biosciences, Inc., 9880 Campus Point Drive, San Diego, California 92121.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE ANNUAL MEETING.


                                             By Order of the Board of Directors,



                                             /s/ JOHN E. WEHRLI

                                             John E. Wehrli

                                             Secretary



April 21, 1999

                             TREGA BIOSCIENCES, INC.
                             9880 Campus Point Drive
                           San Diego, California 92121

                                 --------------
                                 PROXY STATEMENT
                                 --------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trega Biosciences, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 9880 Campus Point Drive, San Diego, California, on Tuesday, May 18, 1999, at 9:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof (the "Annual Meeting").

     Shares represented by proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting; however, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the stockholder's shares will be voted accordingly. If no choice is specified, the stockholder's shares will be voted (i) "FOR" the election of the two nominees for director listed in this Proxy Statement (two Class II Directors) and (ii) "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. In the event that any other matters properly come before the Annual Meeting, the holders of proxies solicited by the Board of Directors will vote on those matters in accordance with their judgment, and discretionary authority to do so is included in the proxy.

     Stockholders of record at the close of business on April 1, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. As of the close of business on such date, the Company had 18,026,471 shares of its Common Stock ("Common Stock") outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality vote. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 21, 1999.

                                    IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

                         ITEM 1 - ELECTION OF DIRECTORS

     The Company has three classes of Directors (designated Class I, Class II and Class III) serving staggered three-year terms. Presently, three Directors comprise each of Class I, Class II and Class III. However, following the Annual Meeting the size of the Board of Directors will be reduced to eight, and the number of Directors in Class II will be reduced to two in order to accommodate this change. Accordingly, two Class II Directors are to be elected at the Annual Meeting. Such Class II Directors will have terms expiring at the time of the Annual Meeting of Stockholders to be held in 2002, or until each such Director's successor shall have been elected and qualified. Class I and Class III Directors will continue in office for their existing terms (which expire at the Annual Meetings of Stockholders to be held in 2001and 2000, respectively, or until each such Director's successor shall have been elected and qualified).

     Unless authority to vote for Directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted "FOR" the election of Dr. Muschek and Mr. Wiklund as Class II Directors. In the event that either nominee becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the remaining Director named and such other person as the Board of Directors may select. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

     Set forth below is information regarding the nominees for Class II Directors, as well as information regarding the continuing Class I and Class III Directors, including information furnished by the nominees and the continuing Directors as to their principal occupations at present and for the past five years, certain directorships held by each and their ages as of March 10, 1999.

Name                                                                         Age
----                                                                         ---

CLASS II

Lawrence D. Muschek, Ph.D. ................................................  55

     Dr. Muschek has served as President, Research and Development of the Company and as a Director of the Company since October 1997. Prior to joining the Company, Dr. Muschek worked for Solvay Pharmaceuticals as Senior Vice President, Research and Development worldwide from April 1994 to September 1997 and Senior Vice President, Research & Development, United States from March 1990 to April 1994. Dr. Muschek received a B.S. in Chemistry from the Philadelphia College of Pharmacy and Science and a Ph.D. in Biochemistry from Michigan State University.

Anders P. Wiklund .........................................................  59

     Mr. Wiklund has been an advisor to the biotechnology and pharmaceutical industries since January of 1997 when he formed Wiklund International Inc. In 1997, Mr. Wiklund was appointed Senior Vice President of Biacore Holding, Inc., a supplier of analytical instruments to the life sciences industry. Between 1993 and 1996, Mr. Wiklund served as President of Pharmacia Development Corporation, as Executive Vice President of Pharmacia U.S. Inc. and as Vice President, Pharmacia & Upjohn. Prior to 1993, Mr. Wiklund held a series of executive management positions within the Pharmacia group, including President and CEO of Kabi Vitrum Inc. and Kabi Pharmacia Inc. Mr. Wiklund is on the Board of Directors of InSite Vision, Inc., Ribozyme Pharmaceuticals, Inc., Medivir AB. Mr. Wiklund also serves as a Director for two private biotechnology companies, Esperion Therapeutics, Inc. and Vascular Therapeutics, Inc. Mr. Wiklund graduated from the Pharmaceutical Institute in Stockholm where he received a Master of Pharmacy degree.

CLASS III

James C. Blair, Ph.D. .....................................................  59

     Dr. Blair has served as a Director of the Company since May 1992 and served as Chairman of the Board of Directors of the Company from September 1992 through January 1998. Dr. Blair has been a general partner of Domain Associates L.L.C., a venture capital management company, since 1985. Dr. Blair is on the Boards of Directors of Amylin Pharmaceuticals, Inc., Aurora Biosciences, Inc., CoCensys, Inc., Dura Pharmaceuticals, Inc.

     and Vista Medical Technologies, Inc. Dr. Blair received a B.S.E. from Princeton University and an M.S.E. and Ph.D. from the University of Pennsylvania, all in electronic engineering.

Harry D. Lambert ..........................................................  59

     Mr. Lambert has served as a Director of the Company since April 1994. He has been a general partner of InnoCal, L.P., a venture capital partnership, since June 1993. Prior to joining InnoCal, Mr. Lambert was a general partner of the Edison Venture Fund from January 1991 to June 1993. Mr. Lambert received his B.S. from the U.S. Military Academy at West Point, and is a graduate of the Columbia University Graduate School of Business Administration Executive Program and the Harvard Graduate School of Business Administration Advanced Management Program.

Ronald R. Tuttle, Ph.D. ...................................................  62

     Dr. Tuttle has served as a Director of the Company since May 1992. He served as the Company's Executive Vice President, Research and Development, from January 1992 to January 1996 and as Chief Scientific Officer from January 1996 to December 1996. Dr. Tuttle received his Ph.D. in Pharmacology from the University of Manitoba, Canada.

CLASS I

Michael G. Grey ...........................................................  46

     Mr. Grey has served as a Director of the Company since December 1998. As of January 1999, Mr. Grey also became the President and Chief Executive Officer of the Company. Prior to joining the Company, Mr. Grey was the President of BioChem Therapeutics, Inc., a subsidiary of Biochem Pharma Inc. from November 1994 to August 1998. In that role, he was responsible for all company operations including research, development, sales and marketing, finance and human resources. During 1994, Mr. Grey was the President and Chief Operating Officer for Ansan, Inc. From 1974 to 1993, Mr. Grey served in various roles with Glaxo Inc. and Glaxo Holdings, p.l.c., culminating in his position as Vice President, Corporate Development. Mr. Grey serves on the Board of Directors of Cortex Pharmaceuticals, Inc. Mr. Grey received a B.Sc. in Chemistry from the University of Nottingham, England.

Harvey S. Sadow, Ph.D. ....................................................  76

     Dr. Sadow has served as a Director of the Company since October 1992. From January 1988 through December 1990, Dr. Sadow served as Chairman of the Board of Boehringer Ingelheim Corporation and Boehringer Ingelheim Pharmaceuticals, Inc. Dr. Sadow served as the President and Chief Executive Officer of Boehringer Ingelheim Corporation until his retirement in January 1988. Dr. Sadow serves as the Chairman of the Board of Cholestech Corp., and is a Director of Anika Therapeutics, Inc. Dr. Sadow received a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

Robert S. Whitehead .......................................................  49

     Mr. Whitehead has served as Chairman of the Board of Directors of the Company since February 1998 and as a Director since August 1993. From August 1993 to December 1998, Mr. Whitehead served as President and Chief Executive Officer of the Company and from February 1998 to December 1998 as Acting Chief Financial Officer. Since July 1, 1998, Mr. Whitehead has been the President of Dura Pharmaceuticals, Inc. Prior to joining the Company in 1993, Mr. Whitehead was Senior Vice President, Commercial Operations for Solvay Pharmaceuticals ("Solvay") from February 1992 to April 1993. Mr. Whitehead graduated from Temple University with a degree in pre-medicine.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES FOR A CLASS II DIRECTORSHIP AS SET FORTH ABOVE.

Board Meetings and Committees

     The Board of Directors held eight meetings during the year ended December 31, 1998. Each Director attended at least 75% of all meetings of (i) the Board of Directors during the period in 1998 in which such person served as a Director, and (ii) all committees of the Board of Directors during the period in 1998 in which such person served on such committees.

     The Board of Directors has appointed a Compensation Committee and an Audit Committee. It does not have a Nominating Committee or any committee performing a similar function.

     The members of the Compensation Committee from January 1998 to August 1998 were Dr. Blair, Mr. Lambert and Mr. Wiklund. Following the August 1998 Compensation Committee Meeting, Mr. Lambert resigned from this Committee and the number of Directors serving on the Compensation Committee was decreased to two. The Compensation Committee held six meetings during 1998. The Compensation Committee administers the Company's 1996 Stock Incentive Plan, the Company's 1996 Employee Stock Purchase Plan and the Officer and Associate Bonus Plan, determines compensation for the Company's executive officers and makes decisions concerning salaries and incentive compensation for employees and consultants of the Company.

     The members of the Audit Committee from January 1998 to August 1998 were Dr. Levin and Dr. Sadow. Effective September 1998, the number of members of the Audit Committee increased to three and Mr. Lambert was appointed to the Audit Committee. Following the Annual Meeting, the size of the Audit Committee will be reduced to two (Mr. Levin, who is retiring from Board service as of the Annual Meeting, will no longer be a member of the Audit Committee). The Audit Committee held one meeting during 1998. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's audit and control functions.

Compensation of Directors

     Directors who are employees of the Company do not receive any fees for service on the Board of Directors. Each non-employee Director of the Company receives a per meeting fee of $1,000 for every Board meeting at which such director is in attendance in person and $500 for every Board meeting at which such director is in attendance by telephone (plus $500 for each committee meeting attended by committee members in person and $250 by telephone). In addition, each non-employee Director of the Company receives an initial grant of a non-qualified option to purchase 15,000 shares of Common Stock (an "Initial Option") and a yearly grant (following each Annual Meeting of Stockholders) of a non-qualified option to purchase 5,000 shares of Common Stock (an "Annual Option"). The exercise price for each Initial Option and Annual Option is equal to the fair market value of Common Stock on the date of grant. Initial Options become exercisable in 12 equal installments at three-month intervals over the 36-month period commencing on the date of grant. Annual Options vest in full on the earlier of the first anniversary of the date of grant or the date of the next Annual Meeting of Stockholders. Directors may also be reimbursed for certain expenses in connection with attendance at meetings of the Company's Board of Directors and its committees.

Other Information

     The Employment Agreement dated as of November 6, 1998 between the Company and Michael G. Grey provides that Mr. Grey will be a member of the Company's Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 10, 1999 as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the issued and outstanding Common Stock; (ii) each of the Company's Directors as well as certain affiliated entities; (iii) each of the individuals named in "Executive Compensation--Summary Compensation Table" below; and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

Directors, Nominees, Named Executive                                                                                      Percent
Officers, 5% Stockholders, and Directors                                                Shares Beneficially            Beneficially
and Executive Officers as a Group                                                          Owned (1)(2)                Owned (1)(2)
---------------------------------                                                       -------------------            ------------

Biotechnology Investments Limited ..............................................               1,386,832                 7.7%
   Post Office Box 58
   St. Julian's Court
   St. Peter Port
   Guernsey, Channel Islands
Domain Partners II, L.P. .......................................................               1,444,084                  8.0
   One Palmer Square
   Princeton, New Jersey 08542
Domain Partners III, L.P. ......................................................               1,336,699                  7.4
   One Palmer Square
   Princeton, New Jersey 08542
DP III Associates, L.P. ........................................................                  46,406                    *
   One Palmer Square
   Princeton, New Jersey 08542
Domain Associates ..............................................................                   6,966                    *
   One Palmer Square
   Princeton, New Jersey 08542
Dura Pharmaceuticals, Inc. .....................................................                  775,193                 4.3
   7474 Lusk Boulevard
   San Diego, California 92121
InnoCal, L.P. (3) ..............................................................                  659,929                 3.7
   600 Anton Boulevard
   Costa Mesa, California 92626
Novartis Pharma AG..............................................................                1,866,667                10.4
   Lichstrasse 35
   Basel, CH-4002, Switzerland
James C. Blair (4) .............................................................                3,651,706                20.3
Michael G. Grey (5) ............................................................                   50,000                   *
Harry D. Lambert (6) ...........................................................                  659,929                 3.7
Jeremy M. Levin (7) ............................................................                    6,180                   *
Lawrence D. Muschek (8) ........................................................                   95,000                   *
Harvey S. Sadow (9) ............................................................                   26,301                   *
Ronald R. Tuttle (10) ..........................................................                  304,810                 1.7
Robert S. Whitehead (11) .......................................................                  224,125                 1.2
Anders P. Wiklund (12) .........................................................                    6,180                   *
George M. Grass (13) ...........................................................                1,443,231                 8.0
Michael J. Green (14) ..........................................................                   54,547                   *
Susan M. Hanan (15).............................................................                   12,880                   *
All directors and executive officers as a group (15 persons)(17) ...............                6,744,762                37.4

----------
*    Less than 1%.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options that may be exercised within 60 days after March 10, 1999. Shares issuable pursuant to such options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes 17,928 shares issuable upon exercise of options beneficially held by InnoCal, L.P. that are exercisable within the 60-day period following March 10, 1999.

(4) Includes 12,358 shares issuable upon exercise of options held by Dr. Blair that are exercisable within the 60-day period following March 10, 1999. Also includes 1,444,084 shares beneficially owned by Domain Partners II, L.P., 1,336,699 shares beneficially owned by Domain Partners III, L.P., 46,406 shares beneficially owned by DP III Associates, L.P. and 6,966 shares  beneficially  owned by Domain  Associates,  L.L.C.  Dr.  Blair is a general  partner of One Palmer Square  Associates,  II, L.P.,  which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P. Dr. Blair is a managing member of Domain Associates, L.L.C. Dr. Blair disclaims beneficial ownership of shares held by One Palmer Square Associates, II, L.P. and One Palmer Square Associates, III, L.P. which are not actually distributed to him. Also includes 775,193 shares beneficially owned by Dura Pharmaceuticals, Inc. ("Dura"). Dr. Blair is a director of Dura and disclaims beneficial ownership of shares held by Dura.

(5) Includes 50,000 shares issuable upon exercise of options held by Mr. Grey that are exercisable within the 60-day period following March 10, 1999.

(6) Includes 642,001 shares beneficially owned by InnoCal, L.P. Mr. Lambert is a general partner of InnoCal Associates, L.P., the general partner of InnoCal, L.P. Also includes 17,928 shares issuable upon exercise of options beneficially held by InnoCal, L.P. that are exercisable within the 60-day period following March 10, 1999. Mr. Lambert disclaims beneficial ownership of the shares issued or issuable to InnoCal, L.P. except to the extent of his pecuniary interest therein.

(7) Includes 6,180 shares issuable upon exercise of options held by Dr. Levin that are exercisable within the 60-day period following March 10, 1999.

(8) Includes 94,000 shares issuable upon exercise of options held by Dr. Muschek that are exercisable within the 60-day period following March 10, 1999.

(9) Includes 14,841 shares issuable upon exercise of options held by Dr. Sadow that are exercisable within the 60-day period following March 10, 1999.

(10) Includes 43,731 shares issuable upon exercise of options held by Dr. Tuttle that are exercisable within the 60-day period following March 10, 1999.

(11) Includes 215,813 shares issuable upon exercise of options held by Mr. Whitehead that are exercisable within the 60-day period following March 10, 1999.

(12) Includes 6,180 shares issuable upon exercise of options held by Mr. Wiklund that are exercisable within the 60-day period following March 10, 1999.

(13) Includes 15,000 shares issuable upon exercise of options held by Dr. Grass that are exercisable within the 60-day period following March 10, 1999.

(14) Includes 29,534 shares issuable upon exercise of options held by Dr. Green that are exercisable within the 60-day period following March 10, 1999.

(15) Includes 12,880 shares issuable upon exercise of options held by Ms. Hanan that are exercisable within the 60-day period following March 10, 1999

(16) Includes 569,637 shares issuable upon exercise of options that are exercisable within the 60-day period following March 10, 1999. Includes 1,444,084 shares held by Domain Partners II, L.P., 1,336,699 shares held by Domain Partners III, L.P., 46,406 shares held by DP III Associates, L.P., and 6,966 shares held by Domain Associates. See footnote (4). Includes 775,193 shares held by Dura and 642,001 shares held by InnoCal, L.P. See footnotes (3), (4) and (6).


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's Directors, executive officers and any persons holding more than 10% of the issued and outstanding Common Stock are required to report their initial ownership of Common Stock, any subsequent changes in that ownership and, in certain instances, an annual statement of changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify those persons who failed to file these reports in a timely manner. In making this disclosure the Company has relied solely upon the written representations of its Directors and executive officers and copies of the reports that have been filed with the SEC. Based upon the Company's review of such representations and reports, the Company believes that all such reports were filed on a timely basis for the year ended December 31, 1998.

                             EXECUTIVE COMPENSATION

Summary  Compensation Table

     The following table summarizes all compensation paid in the fiscal years ended December 31, 1998, 1997 and 1996 to (i) the Company's Chief Executive Officer and (ii) certain of the Company's other most highly compensated executive officers during 1998.

                                                                                                       LongTerm
                                                                                                     Compensation
                                                                                                        Awards
                                                                                                      ----------
                                                       Annual Compensation                             Number of
                                                   -----------------------------------------          Securities
                                                                                Other Annual          Underlying        All Other
Name and Principal Position                Year    Salary(1)         Bonus      Compensation           Options       Compensation(2)
---------------------------                ----    ---------         -----      ------------           -------       ---------------
Robert S. Whitehead                        1998     $300,000        $ 74,320     $ 100,272(3)               --          $ 2,000
  Chairman and Chief Executive Officer     1997      290,625          62,550        31,250(3)               --            2,000
                                           1996      254,167          24,300        25,000(3)          151,627(4)         1,333

Lawrence D. Muschek                        1998      250,000          25,100            --              50,000               --
  President, Research and Development      1997       52,083              --#           --             200,000           20,841
                                           1996           --              --#           --                  --                -

Michael J. Green                           1998      186,875          15,100            --              50,000            2,000
  Vice President, Chemistry                1997      175,000          96,837            --              25,000           13,820
                                           1996      141,288              --            --              30,232           38,080

Susan M. Hanan                             1998      133,750             100            --              23,000               --
  Vice President, Organizational and       1997           --          36,850            --              17,000               --
  Strategic Development                    1996           --              --            --                  --               --

----------
(1)  Includes amounts deferred pursuant to the Company's 401(k) Plan.

(2) Includes reimbursement for relocation expenses paid to Dr. Muschek ($20,841 in 1997) and Dr. Green ($11,820 in 1997 and $36,080 in 1996). The balance of these amounts reflect the Company's matching contributions pursuant to the Company's 401(k) plan.

(3) In 1994, the Company loaned Mr. Whitehead $100,000, which was evidenced by a promissory note. The loan bore simple interest at prime rate plus 1% per annum, with interest payable quarterly. The original principal amount of the loan was forgiven at a rate of 25% per year on the anniversary date of the note (with the final amount of principal forgiven in the first quarter of 1998). In 1997, the Company loaned Mr. Whitehead an additional $100,000 which was evidenced by a promissory note having the same terms as the first loan. Amounts for 1996, 1997 and 1998 represent the recognition of compensation for the forgiveness of principal and interest on the loans; however, the amount for 1998 also reflects the forgiveness of all of the outstanding principal and interest on the loans as of December 1998 in exchange for a consulting agreement between Mr. Whitehead and the Company (see "Certain Transactions").

(4) In January 1996, the unvested portions of certain options granted under the Company's Amended and Restated 1992 Stock Plan to Mr. Whitehead were canceled and options exercisable for share amounts equivalent to such canceled portions were granted under the Company's 1995 Stock Plan (the "Regranted Options"). Although the exercise price of the Regranted Options ($2.15 per share of Common Stock) represented an increase over the exercise price of the canceled options ($.7525 per share of Common Stock), the Company agreed to distribute to Mr. Whitehead, at the time of any exercise of a Regranted Option, an amount equal to the increase in exercise price incurred. The Regranted Options retain the vesting schedule of the canceled options. The Regranted Options include options to acquire 58,604 shares for Mr. Whitehead.

Stock Options

     The following tables set forth certain information as of December 31, 1998 and for the fiscal year then ended with respect to options to acquire Common Stock granted to and exercised by the individuals named in the Summary Compensation Table above. No stock appreciation rights have been granted to date.

                                                   Option Grants in 1998

                                                 Individual Grants                                    Potential Realizable
                          -------------------------------------------------------------                 Value at Assumed
                          Number of       Percentage of                                               Annual Rates of Stock
                          Securities      Total Options                                                Price Appreciation
                          Underlying       Granted to        Exercise                                  for Option Term (4)
                           Options        Employees in        Price          Expiration             ---------------------------
     Name                 Granted(#)       Fiscal Year       ($/Sh)(2)         Date(3)              5%($)                10%($)
     ----                 ----------       -----------       ---------         -------              -----                ------
Lawrence D. Muschek        50,000(1)           2.6             3.38            2/24/08             106,126              268,944
Michael J. Green           50,000(1)           2.6             3.38            2/24/08             106,126              268,944
Susan M. Hanan             23,000(1)           1.2             3.38            2/24/08              48,818              123,714

----------
(1) The options granted to Dr. Muschek, Dr. Green and Ms. Hanan are subject to the following vesting schedule: (i) 4% of the shares subject to the option immediately vested upon grant; and (ii) 6% of the shares subject to the option vest at the end of each successive three-month period following the date of the grant (thus permitting 100% vesting over the course of 48 months); provided that these options, subject to certain conditions, immediately vest upon a merger, reorganization or other change in control of the Company.

(2) The exercise price on the date of grant was equal to 100% of the per share fair market value of Common Stock on the date of grant.

(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are suggested by rules of the Securities and Exchange Commission and do not represent Company estimates or projections regarding the future price of Common Stock. There can be no assurance provided to any executive officer or any other holder of the Company's securities that actual stock price movement over the 10-year option term will be at the assumed 5% and 10% levels of appreciation, or any other defined level.

                                             Aggregated Option Exercises in 1998
                                               and 1998 Year-End Option Values

                                                                             Number of                           Value of
                                                                       Securities Underlying                    Unexercised
                                Shares                                    Unexercised Options                in-the-Money Options
                               Acquired                               at December 31, 1998               at December 31, 1998(1)
                                  on              Value         --------------------------------      ----------------------------
Name                         Exercise (#)       Realized        Exercisable        Unexercisable      Exercisable    Unexercisable
----                         ------------       --------        -----------        -------------      -----------    -------------
Robert S. Whitehead                --             $  --           182,325              50,232           $347,843       $ 64,674
Lawrence D. Muschek                --                --            67,000             183,000                 --             --
Michael J. Green                   --                --            42,162              63,070                 --             --
Susan M. Hanan                     --                --            11,860              28,140                 --             --


----------
(1) Calculated on the basis of (i) the fair market value of Common Stock at December 31, 1998 ($2.125 per share) minus (ii) the ----- exercise price.

Executive Employment Agreements and Termination of Employment and Change in Control Arrangements

     Pursuant to the terms of an Executive Employment Agreement dated August 16, 1993 between the Company and Robert S. Whitehead, the Company agreed to retain Mr. Whitehead as President and Chief Executive Officer of the Company at an annual salary of $225,000. In May 1997, this amount was increased to $300,000 per year. The Agreement also provided that Mr. Whitehead would be entitled to a continuation of 75% of his base salary for up to 180 days if he was terminated without cause. In connection with the Agreement, Mr. Whitehead was granted options to acquire 139,534 shares of Common Stock at $0.75 per share (vesting over four years). Of this amount, options to acquire 58,604 shares were canceled under the original grant and regranted in January 1996, but with an exercise price of $2.15 per share (although arrangements have been made by the Company to distribute to Mr. Whitehead an amount equal to the difference in exercise prices upon any exercise - see "Certain Transactions" below).

     In March 1994, the Company made a loan in the principal amount of $100,000 to Mr. Whitehead. The principal amount of the loan was forgiven on a quarterly basis over a four-year term, which ended in the first quarter of 1998. In July 1997, the Company made an additional loan to Mr. Whitehead in the principal amount of $100,000 with the same terms as the first loan. Effective December 1998, and in exchange for a consulting agreement between Mr. Whitehead and the Company, the Board of Directors agreed to forgive the outstanding principal and interest remaining on the loans (see "Certain Transactions" below). In addition, for his continued service as a Director, effective December 1998, the Board of Directors amended the August 23, 1993 Stock Option Agreement between Mr. Whitehead and the Company. As a result, the expiration date of his outstanding options subject to that grant will now be the earliest of either (i) 10 years following August 23, 1993; (ii) the date 90 days after the termination of his service as a Director for any reason other than total and permanent disability; or (iii) the date 12 months after the termination of Mr. Whitehead's service as a Director by reason of total and permanent disability.

     Pursuant to the terms of an Executive Employment Agreement dated October 6, 1997 between the Company and Lawrence D. Muschek, the Company agreed to retain Dr. Muschek as President, Research & Development of the Company at an annual salary of $250,000. The Agreement also provides that if Dr. Muschek is terminated without cause, he is entitled to the balance of his base salary during the period from the date of termination through October 6, 1999, the end of the term of the Agreement. In connection with the Agreement, Dr. Muschek was granted options to acquire 200,000 shares of Common Stock at $4.625 per share (vesting over four years).

     Options granted to officers and directors of the Company vest fully in the event the Company is subject to a change in control (as defined in the respective stock option plans under which such options are granted).

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement (or any specific statement incorporating by reference any other portion of this Proxy Statement) into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference, and this Report shall not otherwise be deemed filed under such Acts.

     This report on executive compensation is provided by the Compensation Committee of the Board of Directors (the "Compensation Committee") to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which 1998 compensation determinations were made by the Compensation Committee. From January 1998 to August 1998, the Compensation Committee was comprised of three non-employee Directors (Dr. Blair, Mr. Lambert and Mr. Wiklund). However, following August 1998, the Compensation Committee was comprised of two non-employee Directors (Dr. Blair and Mr. Wiklund). In making its determinations, the Compensation Committee relied, in part, on independent surveys and public disclosures of compensation of management of companies in the biotechnology and biopharmaceutical industries.

Compensation Philosophy and Objectives

     The Compensation Committee believes the compensation of the Company's executive officers should:

     o Encourage creation of stockholder value and achievement of strategic corporate objectives.

     o    Integrate   compensation  with  the  Company's  annual  and  long-term
          objectives  and  strategy,   and  focus  executive   behavior  on  the
          fulfillment of those objectives.

     o Enable the Company to attract and retain, on a long-term basis, high caliber personnel by providing a total compensation opportunity that is competitive with companies in the biopharmaceutical and biotechnology industries, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance.

     o Align the interests of management and stockholders by providing management with longer term incentives through equity ownership.

Key Elements of Executive Compensation

     The compensation of the Company's executive officers is based, in substantial part, on the Company's achievement of key corporate objectives including the closing of equity financings, the execution of collaborative agreements, the development or acquisition of drug discovery technologies and development progress of compounds proprietary to the Company, as well as the achievement of individual business objectives by each executive officer. The Company's existing compensation structure for executive officers includes a combination of salary and stock options and may include cash bonuses for performance determined to be deserving by the Compensation Committee.

     Salary. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalization and/or complexity in the biopharmaceutical and biotechnology industries. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through evaluation of responsibilities and market comparisons. The Compensation Committee, on the basis of its knowledge of executive compensation in the industry, believes that the Company's salaries for its executive officers are at levels that the Compensation Committee, at the time such salary determinations were made, considered to be reasonable and appropriate given the Company's financial resources and the stage of its development.

     Stock Options. The Compensation Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of stockholders and executive officers will be closely aligned.

Therefore, executive officers are eligible to receive stock options when the Compensation Committee performs its annual salary review; although the Compensation Committee, at its discretion, may grant options at other times in recognition of exceptional achievements. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys and the Compensation Committee's knowledge of industry practice. The Company's 1996 Stock Incentive Plan is administered by the Compensation Committee.

     Cash Bonuses. Certain of the bonuses paid to the Company's executive officers in 1998 were based upon the achievement of specific objectives pursuant to the Company's Officer and Associate Bonus Plan. The Officer and Associate Bonus Plan utilized in 1998 was approved by the Compensation Committee in 1997 and the Compensation Committee approved the specific awards made under that plan.

     The Compensation Committee may, at its discretion, award cash bonuses in recognition of performance deemed to be deserving by the Compensation Committee. Any such bonuses will be determined by the Compensation Committee to be in amounts that the Compensation Committee, at the time such determinations are made, considers to be reasonable given the Company's financial resources and stage of development as well as achievement of Company-wide and individual goals.

Chief Executive Officer Compensation

     Robert S. Whitehead is the Company's Chairman and until December 31, 1998, was the Chief Executive Officer and the Company's acting Chief Financial Officer. Mr. Whitehead effectively resigned as Chief Executive Officer and President on January 1, 1999, but will continue his service as the Company's Chairman. Prior to his resignation, Mr. Whitehead's annual salary was $300,000 pursuant to the Executive Employment Agreement which existed between Mr. Whitehead and the Company. (See "Executive Employment Agreements and Termination of Employment and Change in Control Arrangements" above.)

     Mr. Whitehead received bonuses totaling $74,220 in 1998 under the Company's Officer and Associate Bonus Plan based upon the achievement of certain objectives pursuant to such plan.

Compensation Committee

     James C. Blair, Ph.D.
     Harry D. Lambert (until August 1998)
     Anders P. Wiklund

Compensation Committee Interlocks and Insider Participation

     During 1998, the Compensation Committee consisted of Dr. Blair, Mr. Lambert (until August 1998) and Mr. Wiklund, each of whom is an outside Director of the Company. None of the members of the Compensation Committee had any "interlock" relationship to report during the Company's fiscal year ended December 31, 1998.

                              CERTAIN TRANSACTIONS

Other Arrangements

     In February 1996, the Company entered into an agreement with Dura Pharmaceuticals, Inc. which requires, among other things, the Company to pay Dura $6,000,000 over four years for product development (the "Dura Agreement"). As of December 31, 1998, $4,650,000 had been funded under the Dura Agreement. As of July 1, 1998, Robert S. Whitehead, Chairman of the Board of Directors and former Chief Executive Officer of the Company, became President of Dura. James
C. Blair, a member of the Board of Directors of Dura, is a member of the Board of Directors of the Company. In connection with the Dura Agreement, Dura invested $5,000,000 in the Company's stock (originally shares of Series G Preferred Stock which converted into 775,193 shares of Common Stock upon the consummation of the Company's initial public offering).

     In December 1998, Mr. Whitehead resigned from his position as Chief Executive Officer, President and Acting Chief Financial Officer of the Company. In exchange for a consulting agreement between the Company and Mr. Whitehead, the Company's Board of Directors agreed to forgive the outstanding principal and interest amount remaining with respect to the $100,000 forgivable loan made to Mr. Whitehead in July 1997 (see "Executive Compensation--Summary Compensation Table" above). As a result of Mr. Whitehead's continued service to the Company as a Director, the Board of Directors also amended his Stock Option Agreement, dated August 23, 1993 (see "Executive Employment Agreements and Termination of Employment and Change in Control Arrangements," above).

     On January 7, 1999, the Company advanced to its Chief Executive Officer, Michael G. Grey, a forgivable loan in the amount of $150,000 due on or before January 8, 2003 and secured by a pledge of Company securities. The interest rate on the loan is 4.44% and is payable quarterly, with the principal balance to be forgiven in equal quarterly installments of $9,375 until either the loan is forgiven in full or the total amount of the forgiveness and principal paid in lawful money equals the original principal amount of the note. The note, to the extent unpaid or unforgiven, becomes due and payable upon the termination of Mr. Grey's employment.

     On February 1, 1999, the Company advanced to its Sr. Director, Legal Affairs and Corporate Secretary, John E. Wehrli, a loan in the amount of $120,000 which is secured by a pledge of Company securities. Interest will accumulate on the outstanding principal balance at the rate of 4.64%, and all unpaid principal and interest will become due and payable on the earlier of February 1, 2001 or the termination of Mr. Wehrli's employment.

     In May 1998, the Company entered into a Research, Development and License Agreement with Novartis Pharma AG ("Novartis") pursuant to which the companies are focused on the identification and development of orally-active small molecules for the treatment of certain diseases believed to be mediated by the melanocortin-4 receptor pathway, including obesity, Type II diabetes and Syndrome X. The Agreement provides for (i) an equity investment at the Company's option, which the Company exercised in November 1998 and received $7 million in exchange for approximately 1.9 million shares of the Company's Common Stock (representing in excess of 10% of the Company's issued and outstanding capital stock); (ii) an additional $12 million in committed funding (consisting of $2 million received upon the execution of the Agreement for past research activities  and $10  million  over a  three-year  period);  and (iii)  potential milestone payments and royalties from the successful development and commercialization of products (for which Novartis has worldwide rights).

                          STOCK PRICE PERFORMANCE GRAPH

     This Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement (or any specific statement incorporating by reference any other portion of this Proxy Statement) into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Graph by reference, and this Graph shall not otherwise be deemed filed under such Acts.

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (a) the Company's Common Stock with (b) each of (i) the CRSP Total Return Index for The Nasdaq Stock Market (U.S.) and (ii) the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"), assuming an investment of $100 in each on April 1, 1996 (the first date of trading in the Company's Common Stock following the Company's initial public offering). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of an investment in the Company's Common Stock.

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                                       4/1/96    12/31/96   12/31/97   12/31/98
                                       ------    --------   --------   --------
Trega Biosciences, Inc. ............  $100.00       65.63      42.97      26.56
Nasdaq Stock Market ................   100.00      117.50     143.95     202.85
Nasdaq Pharmaceutical Index ........   100.00       96.41      99.54     127.42

     The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of the companies included in the Nasdaq Pharmaceutical Index may be obtained upon request to Office of the Secretary, Trega Biosciences, Inc., 9880 Campus Point Drive, San Diego, California 92121 (or call (619) 410-6500).

                  ITEM 2 - RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, subject to ratification by the stockholders. Ernst & Young LLP has audited the Company's financial statements since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

     In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement for presentation at the Annual Meeting of Stockholders to be held in 2000 a stockholder proposal must be received at the offices of the Company no later than December 24, 1999.

     If a stockholder wishes to have a proposal considered at the Annual Meeting of Stockholders to be held in 2000, but does not seek to have the proposal included in the Company's Proxy Statement and form of Proxy for that meeting, and if the stockholder does not notify the Company of the proposal no less than 50 days nor more than 75 days prior to the date of the Annual Meeting of Stockholders to be held in 2000, then the persons appointed as proxies by management may use their discretionary voting authority to vote on the proposal when the proposal is considered at the Annual Meeting of Stockholders to be held in 2000, even though there is no discussion of the proposal in the Proxy Statement for that meeting; provided, however, that if less than 65 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, a stockholder will have until the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the meeting date was given to notify the Company of the proposal before the persons appointed as proxies may use their discretionary voting authority to vote on such proposal. It is recommended that stockholders submitting proposals or notices of proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested. Stockholders' proposals should be submitted to the Company's office at 9880 Campus Point Drive, San Diego, CA 92121.

                   ANNUAL REPORT AND AVAILABILITY OF FORM 10-K

     The Company's 1998 Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for 1998, which has been filed with the Securities and Exchange Commission, will be provided to stockholders of the Company, without charge, upon written request to John Wehrli, Office of the Secretary, Trega Biosciences, Inc., 9880 Campus Point Drive, San Diego, California 92121.

                                  OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.


                                           By order of the Board of Directors,


                                           /s/ MICHAEL G. GREY

                                           Michael G. Grey
                                           President and Chief Executive Officer



April 21, 1999

                             TREGA BIOSCIENCES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        For Annual Meeting - May 18, 1999

MICHAEL G. GREY, LAWRENCE D. MUSCHEK and JOHN E. WEHRLI, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Trega Biosciences, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 9880 Campus Point Drive, San Diego, California, on Tuesday, May 18, 1999, at 9:00 a.m., Pacific Daylight Time or at any postponement or adjournment thereof, and the undersigned instructs said proxies to vote as follows (with reference to the Proxy Statement of the Company dated April 21, 1999):



                  (continued and to be signed on reverse side)


                            ^ FOLD AND DETACH HERE ^

The Board of Directors recommends a vote FOR the election of all nominees indicated below and FOR Item 2.

                                                               Please mark
                                                               your votes as |X|
                                                               indicated in
                                                               this example

                FOR all
            Class II listed           Withhold
              (except as              Authority
             indicated to          to vote for all
               contrary)           nominees listed

                  |_|                    |_|

1.   Election of Directors
     Nominees: Lawrence D. Muschek and Anders P. Wiklund

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ----------------------------------------------------------------


2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors:

                         |_|       |_|         |_|
                         FOR     AGAINST     ABSTAIN


3. In their discretion, upon such other business as may properly come before the Annual Meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of all nominees and FOR Item 2.


Dated: ___________________________________________________________________, 1999


--------------------------------------------------------------------------------
                            Signature of Stockholder


--------------------------------------------------------------------------------
                            Signature of Stockholder

Please sign exactly as your name or names appear on the proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign. By your signature you acknowledge receipt of the Company's Proxy Statement dated April 21, 1999 and the related Notice of Annual Meeting.

                PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
                     PROMPTLY, USING THE ENCLOSED ENVELOPE.

                            ^ FOLD AND DETACH HERE ^